Exhibit 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


(the following is the form of the consent that BDO Seidman, LLP will be in a position to issue upon completion of the reorganization described in Note 1 to the consolidated financial statements)


Colonial Downs Holdings, Inc.
Providence Forge, Virginia

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                BDO Seidman, LLP

Richmond, Virginia
March 7, 1997